Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that each of the undersigned hereby constitutes and appoints each of Valarie A. Hing and Raymond T. Hum, each of Curtis, Mallet-Prevost, Colt & Mosle LLP (“Curtis”), signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)               execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of, and/or beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of more than 10% of the common stock or other securities issued by, USANA Health Sciences, Inc., a Utah corporation (the “Company”), Forms 3, 4, and 5, in accordance with Section 16(a) of the Exchange Act and the rules thereunder, Form 144, in accordance with Rule 144 under the Exchange Act, Schedule 13D and 13G, in accordance with Sections 13(d) and 13(g) of the Exchange Act and the rules thereunder, Form 13H, in accordance with Section 13(h) of the Exchange Act and the rules thereunder, and any required amendments to any of the foregoing, and any other forms, schedules or reports the undersigned may be required to file in connection with the undersigned’s beneficial ownership, acquisition, or disposition of securities of the Company; and

(2)               do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete, execute and timely file with the U.S. Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority any such form, schedule or report, including preparing, executing in the undersigned’s name and on the undersigned’s behalf, and submitting to the SEC, Form ID (including amendments thereto), and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to electronically file such forms and schedules.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, and hereby ratifies and confirms all that each such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company nor is Curtis assuming, and this Power of Attorney is not relieving the undersigned of: (i) any of the undersigned’s responsibilities to comply with any requirements of Section 13 or Section 16 of the Exchange Act, Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), or any other provision of the Exchange Act or the Securities Act or any rules under the Exchange Act or the Securities Act; (ii) any obligations or liabilities of the undersigned for any failure to comply with any of such requirements; or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.

This Power of Attorney authorizes, but does not require, each of the foregoing attorneys-in-fact to act in his or her discretion on information provided to him or her (whether in writing or orally, and whether directly by the undersigned or by such undersigned’s other agents or representatives), without independent verification of such information, and the undersigned agrees that each such attorney-in-fact may rely entirely on information so provided, without any independent verification or investigation. The undersigned agrees to jointly and severally indemnify and hold harmless Curtis and each such attorney-in-fact against, and reimburse Curtis and each such attorney-in-fact on demand for, any losses, claims, damages and liabilities (or actions in these respects) that arise out of or are based on any untrue statement or omission of necessary facts in the information provided by the undersigned to the attorneys-in-fact for purposes of executing, acknowledging, delivering and filing any forms or reports pursuant to this Power of Attorney, and all costs and expenses incurred by any of them in connection with investigating or defending against any such loss, claim, damage, liability or action, including any legal fees and expenses reasonably incurred (which may include fees and expenses of counsel who are partners or employees of Curtis).

The undersigned further hereby agrees that the attorneys-in-fact shall not be liable for any error of judgment or for any act reasonably done or step reasonably taken or omitted in good faith, and agrees to jointly and severally indemnify and hold harmless Curtis and each such attorney-in-fact against, and reimburse Curtis and each such attorney-in-fact on demand for, any and all further losses, claims, damages and liabilities (or actions in these respects) asserted by any person relating to or arising out of, or as a consequence of, any such action or omission hereunder, and all costs and expenses incurred by any of them in connection with investigating or defending against any such loss, claim, damage, liability or action, including any legal fees and expenses reasonably incurred (which may include fees and expenses of counsel who are partners or employees of Curtis).

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 or Schedule 13D and 13G with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, provided that, as to any attorney-in-fact individually, if such attorney-in-fact ceases to be a partner or employee of Curtis, this Power of Attorney shall be automatically revoked as to such attorney-in-fact immediately upon such cessation, without any further action on the part of the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25 day of June, 2018.

Gull Global Limited

By:	/s/ Selwyn Richardson
Name:	Authorized Signatory for and on behalf of Baraterre Limited
Title:	Director

By:	/s/ Steven L. McKinney
Name:	Authorized Signatory for and on behalf of Tarpumbay Limited
Title:	Director

MYRON W. WENTZ

/s/ Myron W. Wentz
Myron W. Wentz